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                                                                     EXHIBIT 2.6


                        EMPLOYEE STOCK OPTION AGREEMENT
                        -------------------------------

  This Employee Stock Option Agreement ("Agreement") is made and entered into effective as of the 18th day of February, 1998 (the "Effective Date"), by and between LA-MAN CORPORATION, a Nevada corporation (the "Company"), and TERRY J. LONG, an employee of the Company or one or more of its subsidiaries ("Employee"):

                                   RECITALS:
                                   --------

  A. The Company has previously adopted the La-Man Corporation 1994 Amended and Restated Employee and Consultant Stock Compensation Plan, as amended by Amendment No. 1 dated as of September 1, 1995 and Amendment No. 2 dated as of August 29, 1997 (the "1994 Plan");

  B. The Company has delivered to Employee a copy of the 1994 Plan, Employee has read and understands the provisions of such plan, and has consulted with his own legal and other professional advisors regarding the provisions of such plan or has voluntarily determined not to seek such separate professional advice;

  C. Employee, as an employee of the Company or one or more of its subsidiaries, is eligible as of the date hereof to participate in the 1994 Plan, and the Company desires to grant to Employee certain options under the 1994 Plan to purchase from the Company newly issued shares of common stock, par value $.001 per share, of the Company ("Common Stock"), to induce Employee to continue to pursue the best interests of the Company and to provide an incentive to Employee to increase his or her equity interest in the Company, all on the terms and conditions hereinafter stated.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and Employee hereby agree as follows:

  1.   INCORPORATION BY REFERENCE OF 1994 PLAN.  The terms and provisions of the
       ---------------------------------------
1994 Plan, to the extent relevant to options granted hereunder and thereunder, are incorporated by reference herein and, in addition to the terms and conditions stated in this Agreement, terms and conditions of the 1994 Plan shall apply to the applicable options granted to Employee hereunder to the same extent and with the same force and effect as if fully set forth in this Agreement.

  2.   GRANT OF OPTIONS.
       ----------------

       2.1  Grant of Options.  The Company hereby grants to Employee the
            ----------------
following options (collectively, the "Options") to purchase from the Company the following number of
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newly issued shares of Common Stock ("Option Shares") at the exercise price and prior to the expiration date ("Expiration Date") set forth below:

       Non-qualified Options under the 1994 Plan for 100,000 shares of Common Stock exercisable at the price of $4.03 per share, the fair market value per share of the Common Stock on February 18, 1998, and expiring on February 18, 2003.

       2.2  Applicability of 1994 Plan.  This Agreement is executed pursuant to
            --------------------------
the 1994 Plan, and the Options granted to Employee hereunder and the obligations of the Company with respect to the issuance of any Option Shares upon any exercise of the Options are and shall be subject to all applicable terms and provisions of the 1994 Plan. To the extent any applicable provisions of the 1994 Plan may be deemed to conflict with the provisions of this Agreement, the provisions of the 1994 Plan shall be deemed to govern.

  3.   EXERCISE OF OPTIONS.
       -------------------

       3.1  Rate of Exercise.  Options shall be exercisable by Employee, in the
            ----------------
manner specified hereinbelow, in increments of not less than 1,000 Option Shares. In no event shall the Company be required to issue any fractional Option Shares.

       3.2  Manner of Exercise.  Employee may exercise the Options at any time
            ------------------
prior to their respective Expiration Dates, by delivering notice to the Company in accordance with the provisions of Section 10 hereof specifying the number of Option Shares to be purchased and accompanied by cash, bank cashier's check or immediately available wired funds, or check drawn on Employee's bank payable to or to the order of the Company, in the amount of the per share exercise price of the Options so exercised multiplied by the applicable number of Option Shares. Options shall not be exercisable except in accordance with and in the manner provided in this Section 3.2. The Company shall issue and deliver or cause to be issued and delivered a certificate or certificates representing the applicable number of Option Shares upon the exercise of any Options hereunder, upon satisfaction of the following conditions:

            (a) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

            (b) The lapse of such reasonable period of time following the exercise of the Options as the Company may from time to time establish for reasons of administrative convenience.

       3.3  Termination of Employment.  In the event the employment or service
            -------------------------
of Employee with the Company or its subsidiaries is terminated prior to the Expiration Date, the exercise rights of Employee with respect to the Options may terminate prior to the Expiration Date as follows:

          (a) In the event the employment or service of Employee is terminated for cause, all Option exercise rights of Employee hereunder shall terminate immediately upon such termination of employment for cause. "Cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of patents, processes or trade secrets of the Company or any of its subsidiaries, individually or as an employee, partner, associate, officer, director, agent or representative of any organization. The determination of the existence and the proof of "cause" shall be made by the Board of Directors of the Company and shall be binding on Employee and the Company.

          (b) In the event the employment or service of Employee is terminated by either Employee or the Company or the applicable subsidiary for any reason other than cause, death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then all Option exercise rights of Employee hereunder shall be exercisable by Employee at any time prior to the earlier of the Expiration Date or the three (3) months following the date of
----------
such termination.

          (c) In the event Employee becomes disabled (defined as specified in subpart (b) hereinabove), then all Option exercise rights of Employee hereunder shall be exercisable by Employee at any time prior to the earlier of the
                                                          ----------
Expiration Date or twelve (12) months following the date of termination of employment or service due to disability.

          (d) In the event of termination of employment or service as the result of death, then all Option exercise rights of Employee hereunder shall be exercisable by the person or persons to whom such rights pass by will or by the laws of descent and distribution, at any time prior to the earlier of the
                                                           -----------
Expiration Date or within three (3) months following the date of Employee's death. If a person or estate acquires the right to exercise an Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of the Options so acquired, and may require such consents and releases of taxing and other governmental authorities as the Company may deem advisable.

          (e) Options granted hereunder shall not be affected by any change of duties or position of Employee, so long as Employee continues in the service of the Company or its subsidiaries.

          (f) Nothing contained herein shall confer upon Employee any right with respect to continuation of employment or service by the Company or any of its subsidiaries, nor interfere in any way with the right of the Company or any of its subsidiaries to terminate Employee's employment or service or change Employee's duties or compensation at any time.

  4.   NONTRANSFERABILITY OF OPTIONS.  Options granted hereunder shall not be
       -----------------------------
sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (by operation of law or otherwise) without the prior written approval of the Company. Any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Options or any rights in connection therewith contrary to the provisions of this Agreement or upon the levy of any attachment or similar process upon such Options or rights shall cause such Options and rights to immediately become null and void.

  5.   SHAREHOLDER RIGHTS.  Employee shall not be, nor have any of the rights or
       ------------------
privileges of, a shareholder of the Company in respect of any Option Shares issuable upon exercise of any Options unless and until such Option Shares shall have been fully paid for and a stock certificate or certificates registering such Option Shares in the name of Employee shall have been duly issued.
Employee covenants and agrees to deliver to the Company or its registrar and transfer agent any and all documents and instruments required in connection with the issuance of any stock certificates representing Option Shares.

  6.   ANTI-DILUTION.  In the event of any stock dividend, stock split, exchange
       -------------
of shares, recapitalization, reorganization, merger, consolidation, rights offering or other change of corporate structure involving the Company's Common Stock, appropriate and proportionate adjustments shall be made in the number of Option Shares issuable upon exercise of the Options and, if appropriate, the applicable exercise prices therefor. In the event of any such adjustment, the Company shall deliver to Employee in the manner specified in Section 10 hereof a brief written summary of such event and the effect thereof upon the number of Option Shares issuable upon exercise on any Options and the effect, if any, on the exercise price of any such Options.

  7.   RESTRICTIONS ON TRANSFER OF OPTION SHARES.  Unless and until the Option
       -----------------------------------------
Shares shall have been registered under the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, Employee shall not sell, transfer or otherwise dispose of any Option Shares or any interest therein unless and until the Option Shares have been so registered or Employee shall have delivered or cause to be delivered to the Company an opinion of counsel (with the identity of such counsel and the substance of such opinion satisfactory to the Company) to the effect that such intended sale, transfer or disposition does not violate the provisions of the Securities Act or any applicable state securities laws. Without limiting the foregoing, if a registration with respect to the Option Shares is not in effect under the Securities Act, Employee further agrees that the Company shall have the right to require, as a condition to the exercise of the Option, that the Employee represent to the Company in writing that the Option Shares to be received upon exercise of the Option will be acquired by Employee for investment and not with a view to distribution. Upon exercise of any Options:

       (a) If Employee is subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), Employee shall timely furnish to the Company a copy of each Form 3, Form 4 or Form 5 required to be filed by Employee with the Securities and Exchange Commission (the "SEC") and will timely file with the SEC all reports required to be file by Employee;

       (b) Employee shall thereafter report all sales of Option Shares to the Company in writing on the form prescribed from time to time by the Company. Unless and until the Option Shares are registered under the Securities Act and applicable state securities laws, certificates representing any Option Shares may be imprinted with legend conditions reflecting federal and state securities laws restrictions and conditions and the Company may comply therewith by issuing "stop transfer" instructions to its transfer agents and registrars without liability.

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  8.   RELEASE BY EMPLOYEE.  In consideration of the Options granted hereunder
       -------------------
to Employee, Employee, for himself and his successors, assigns, heirs, executors, administrators, legal representatives and all persons or entities acting on Employee's behalf or who might claim through Employee, hereby completely, unconditionally, voluntarily and knowingly releases and forever discharges the Company and its predecessors, successors, assigns, affiliates, officers, directors, shareholders, employees, agents and representatives and all persons who might be liable through any of the foregoing, of and from any and all claims, demands, damages, actions, causes of action or suits at law and equity, of whatsoever kind or nature, for or on account of or in connection with any claim that the Company is obligated to issue, grant or deliver or cause to be issued, granted or delivered to or for the account or benefit of Employee any shares of capital stock, warrants, options (other than the Options granted herein) or other securities of any kind or nature exchangeable for or convertible into securities of the Company, unless and only to the extent such obligation is expressed in a written agreement duly signed on behalf of the Company.

  9.   INFORMATION TO BE FURNISHED BY EMPLOYEE.  Upon or prior to the exercise
       ---------------------------------------
of any Option, Employee shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable the Company to comply fully with the Securities Act and the rules and regulations thereunder and any other applicable federal or state statutes, rules and regulations. The Company shall take such steps as may be necessary to comply with all applicable laws and regulations, including the rules and regulations of the SEC.

  10.  NOTICES.  All Option exercise notices and other notices and
       -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telex or telecopy (and promptly confirmed by mail) to the parties as follows (or at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt):

               If to the Company to:

               La-Man Corporation
               Attention: J. William Brandner, President
               5029 Edgewater Drive
               Orlando, FL  32810

               with a copy to:

               Marshall S. Harris, P.A.
               Broad and Cassel
               390 N. Orange Avenue, Suite 1100
               Orlando, Florida  32801

               If to Employee to:

               Terry J. Long
               6024 Shelter Bay Avenue
               Mill Valley, CA  94941

  11.  COUNTERPARTS.  This Agreement may be executed in one or more
       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  12.  GOVERNING LAW.  This Agreement shall be governed by, and construed and
       -------------
interpreted in accordance with and under, the laws of the State of Florida. If a court or other body of competent jurisdiction determines that any term or provision of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided and interpreted so as to be enforceable to the fullest extent possible, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

  13.  BINDING EFFECT; PARTIES IN INTEREST.  Subject to the nontransferability
       -----------------------------------
provisions of Section 4 hereof, this Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

  14.  ENTIRE AGREEMENT.  Subject to the provisions of Sections 1 and 2.2
       ----------------
hereof, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all representations, agreements, arrangements or understandings not expressly set forth herein.

  15.  TAXES.  All taxes resulting from the issuance or exercise of the Options
       -----
shall be the sole responsibility of Employee. The Company assumes no responsibility for any taxes resulting from such issuance or exercise. Upon exercise of the Options in whole or in part, the Company is authorized to withhold (or cause the appropriate subsidiary of the Company to withhold) from Employee's salary or other cash compensation such sums of money as are necessary to pay Employee's withholding tax. The Company may elect to withhold from Option Shares otherwise issuable hereunder a sufficient number to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as the result of the granting of the Options to Employee or the exercise thereof and Employee fails to provide the Company with the funds with which to pay such withholding tax, the Company may withhold up to 50% of each payment of salary or other consideration otherwise payable to Employee (which will be in addition to any other required or permitted withholdings), until the Company has been reimbursed for the entire withholding tax it is required to pay.

  16.  ASSURANCES.  Each of the parties hereto shall execute and deliver any and
       ----------
all additional papers and documents, and shall do any and all further acts and thing, as may be reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.

  17.  ATTORNEYS' FEES.  In  the  event  that  either party hereto brings an
       ---------------
action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default, or any other action arising out of this Agreement or the transactions contemplated hereby, or in the event that any party is in default of its obligations hereunder, whether or not suit is filed or prosecuted to final judgement the prevailing party shall be entitled to recover reasonable attorneys' fees, in addition to any other court costs incurred and any other damages or relief awarded.

  18.  MODIFICATIONS, AMENDMENTS AND WAIVERS.  No amendment, change or
       -------------------------------------
modification of this Agreement shall be valid unless it is in writing signed by the parties hereto and expressly states that an amendment, change or modification of this Agreement is being made. No claim of waiver, consent, or acquiescence with respect to any provision of this Agreement shall be made against any party hereto accept on the basis of a written instrument executed by or on behalf of such party. The party hereto for whose benefit a condition is herein inserted shall have the unilateral right to waive such condition.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

                                   LA-MAN CORPORATION,
                                   a Nevada Corporation

                                   By: /s/ J. William Brandner
                                      ----------------------------------------
                                        J. William Brandner
                                        President and Chief Executive Officer


                                   EMPLOYEE

                                       /s/ Terry J. Long
                                      ----------------------------------------
                                      TERRY J. LONG